UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 25, 2021

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 North Third Street, P.O. Box 9005, Quakertown, PA 18951-9005

(Address of principal executive offices, including zip code)

(215) 538-5600

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QNBC	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 25, 2021, QNB Corp. (the “Company”) held its 2021 Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals stated in the Proxy Statement dated April 13, 2021.

As of the record date for the Annual Meeting, holders of a total of 3,553,850 shares of the Company’s Common Stock were entitled to vote on the matters considered at the Annual Meeting. The proposals voted on and a record of the vote on each matter presented to the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1: Election of Class III Directors to serve a term of three years and until their successors are elected:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Bisko	2,044,515	38,442	490,997
Dennis Helf	2,051,212	31,745	490,997
Jennifer L. Mann	1,865,285	217,672	490,997
Scott R. Stevenson	1,860,652	222,305	490,997

Proposal No. 2: To ratify the appointment of Baker Tilly US, LLP as QNB’s independent registered public accounting firm for 2021:

Votes For	Votes Against	Abstain
2,547,412	14,645	11,897

Proposal No. 3:  To approve the 2021 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstain
1,991,112	47,166	44,679

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

By:	/s/ Janice S. McCracken Erkes
Janice S. McCracken Erkes
Chief Financial Officer

Dated: May 26, 2021